FORM NSAR GAM FUNDS, INC.

ITEM 77K - Change in Registrant's Certifying Accountant



(a) The date of dismissal of the independent accountant is January 24, 1996.



(b) There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.



(c) The principal accountant's report on the financial statements for any of the past two years did not contain an adverse opinion and was not qualified as to the uncertainty, audit scope, or accounting principles.



(d)  See below attached as Exhibit A



(e) The decision to change accountants was approved by the Board of Directors.







Exhibit A



Securities and Exchange Commission

Washington, DC  20549



We were previously the independent accountants for GAM Funds, Inc., and on February 2, 1996, we reported on the financial statements of GAM Funds, Inc. as of and for the year ended December 31, 1995. On January 24, 1996, we were dismissed as independent accountants of GAM Funds, Inc.



We have read GAM Funds, Inc.'s statements included under sub-item 77K to Form N-SAR, and we agree with such statements.













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